UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 6, 2024

CISO GLOBAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-41227	83-4210278
(State or Other	(Commission File	(IRS Employer
Jurisdiction of Incorporation	Number)	Identification No.)

6900 E. Camelback Road, Suite 900
Scottsdale, Arizona	85251
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 389-3444

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	CISO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events

On February 29, 2024, the board of directors of CISO Global, Inc. (“CISO”) approved a reverse stock split (the “Reverse Stock Split”) of CISO’s common stock, par value $0.00001 per share (the “Common Stock”), at a ratio of 1-for-15 (the “Reverse Stock Split Ratio”). The Reverse Stock Split is expected to become effective immediately after the close of trading on The Nasdaq Stock Market LLC (“Nasdaq”) on March 7, 2024 (the “Effective Time”), and CISO’s Common Stock is expected to begin trading on Nasdaq on a split-adjusted basis at the opening of trading on March 8, 2024, under the existing ticker symbol “CISO”, new CUSIP number 15672X201 and new ISIN number US15672X2018.

The Reverse Stock Split was approved by CISO’s stockholders by means of submission of matters to a vote of security holders on December 14, 2023 with the final ratio to be determined by the Board. CISO will file an amendment to its Certificate of Incorporation (the “Charter”) to implement the Reverse Stock Split as of the Effective Time. The primary goal of the Reverse Stock Split is to increase the per share market price of the Common Stock to regain compliance with the minimum $1.00 average closing price requirement for continued listing on Nasdaq.

At the Effective Time, every 15 shares of Common Stock issued and outstanding will be automatically combined and converted into 1 share of Common Stock. The total number of shares of Common Stock authorized for issuance under the Charter, the par value per share of Common Stock, and the number of shares of all other classes of stock authorized under the Charter other than the Common Stock will not change.

In addition, equitable adjustments corresponding to the Reverse Stock Split Ratio will be made to the number of shares of Common Stock underlying CISO’s outstanding equity awards and the number of shares issuable under CISO’s equity incentive plan. Equitable adjustments corresponding to the Reverse Stock Split Ratio will also be made to the number of shares of Common Stock underlying CISO’s outstanding warrants and convertible notes, as well as the applicable exercise price.

No fractional shares will be issued in connection with the Reverse Stock Split. Any stockholder who would otherwise be entitled to receive a fractional share will instead be entitled to receive one whole share of Common Stock in lieu of such fractional share. If such fractional shares are subject to an award granted under the Incentive Plan, such awards will be rounded down to the nearest whole share of Common Stock, in order to comply with the requirements of Section 409A and 424 of the Internal Revenue Code of 1986.

Forward Looking Statements

This Current Report on Form 8-K (this “Current Report”) contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995 and within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of present or historical fact included in this Current Report, are forward-looking statements. When used in this Current Report, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward-looking statements.

These forward-looking statements are based on our current assumptions, expectations and beliefs and involve substantial risks and uncertainties that may cause results, performance or achievements to materially differ from those expressed or implied by these forward-looking statements. Such forward-looking statements include statements regarding, among other things, statements regarding the timing and effective date of the Reverse Stock Split and CISO’s ability to regain compliance with the listing rules of Nasdaq. A detailed discussion of these factors and other risks that affect our business is included in filings we make with the Securities and Exchange Commission (SEC) from time to time, including our most recent annual report on Form 10-K, particularly under the heading “Risk Factors.” Copies of these filings are available online from the SEC. All forward-looking statements in this Current Report are based on information currently available to us, and we assume no obligation to update these forward-looking statements in light of new information or future events.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated March 6, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CISO Global, Inc.
Date: March 6, 2024
	By:	/s/ Debra L. Smith
	Name:	Debra L. Smith
	Title:	Chief Financial Officer